UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2004

TERREMARK WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12475
(Commission File Number)

52-1981922
(IRS Employer Identification Number)

2601 S. Bayshore Drive, Miami, Florida 33133
(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 856-3200

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Event s and Required FD Disclosure

     On May 17, 2004, Terremark Worldwide, Inc. issued a press release announcing that it is providing debenture holders with notice of redemption of its $25 million 10% convertible notes and its $2.8 million 13.125% convertible debentures effective May 31, 2004. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

     Not applicable

(b) Pro Forma Financial Information.

     Not applicable

(c) Exhibits.

     Exhibit 99.1 — Press Release of Terremark Worldwide, Inc. dated May 17, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: May 17, 2004	By:	/s/ Jose Segrera
Jose Segrera
Chief Financial Officer

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Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release of Terremark Worldwide, Inc. – May 17, 2004

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